EXHIBIT 23.5




                           CONSENT OF LEVINE & LEVINE
                         CERTIFIED PUBLIC ACCOUNTANTS,
                              INDEPENDENT AUDITORS


Smart Choice Automotive Group, Inc.
Titusville, Florida

         We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated January 20, 1997 (except for Note 15, as to which the dated is April 10, 1997) relating to the Financial Statements of B&B Florida Enterprises, Inc., which is contained in that Prospectus.

         We also consent to the reference to us under the caption "Experts" in the Prospectus.



                                                 /s/ LEVINE & LEVINE
                                                 -------------------
                                                 Levine & Levine


Jupiter, Florida
July 17, 1998